UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2005 (September 30, 2005)

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(Address of principal executive offices including Zip Code)

(330) 659-8900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

(c) On September 30, 2005, National Interstate Insurance Company (the “Company”), the principal insurance subsidiary of National Interstate Corporation, entered into a Stock Purchase Agreement with Triumphe Insurance Holdings LLC to acquire all of the issued and outstanding stock of Triumphe Casualty Company (“Triumphe”), a Pennsylvania domiciled insurance company. Under the agreement, the purchase price will be the statutory surplus of Triumphe at September 30, 2005, subject to certain adjustments. The closing will be effective January 1, 2006, contingent upon regulatory approvals and customary closing conditions. This acquisition is not expected to have a material impact on earnings.

Triumphe, a Pennsylvania domiciled property and casualty insurer, holds licenses for multiple lines of authority, including auto-related lines, in 24 states and the District of Columbia. Although it has maintained these licenses, Triumphe has not written any new policies since April 1, 2004. A copy of the press release announcing this transaction is attached hereto and incorporated by reference herein as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Gary N. Monda
Gary N. Monda
Vice President and Chief Financial Officer

Date: October 3, 2005